COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT
    IN DREYFUS SHORT-INTERMEDIATE GOVERNMENT FUND
    AND THE MERRILL LYNCH GOVERNMENTS, U.S. TREASURY,
    SHORT-TERM (1-2.99 YEARS) INDEX

     EXHIBIT A:
     ________________________________________________________________
    |              |     MERRILL LYNCH        |        DREYFUS      |
    |              |   GOVERNMENTS, U.S.      |  SHORT-INTERMEDIATE |
    |  PERIOD      |   TREASURY, SHORT-TERM   |      GOVERNMENT     |
    |              |   (1-2.99 YEARS) INDEX*  |         FUND        |
    |-----------   |   ---------------------  |  -------------------|
    |  4/6/87      |                 10,000   |              10,000 |
    | 11/30/87     |                 10,359   |              10,120 |
    | 11/30/88     |                 11,047   |              10,768 |
    | 11/30/89     |                 12,228   |              11,951 |
    | 11/30/90     |                 13,310   |              13,051 |
    | 11/30/91     |                 14,819   |              14,650 |
    | 11/30/92     |                 15,842   |              15,830 |
    | 11/30/93     |                 16,796   |              17,142 |
    | 11/30/94     |                 16,915   |              17,044 |
    | 11/30/95     |                 18,675   |              19,075 |
     ---------------------------------------------------------------|

    * Source: Merrill Lynch, Pierce, Fenner and Smith Inc.